UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 21, 2005
MARINE PETROLEUM TRUST
(Exact name of registrant as specified in its charter)

Texas	0-8565	75-6008017
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o The Corporate Trustee:
Bank of America, N.A. P. O. Box 830241, Dallas, Texas	75283-0241 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (800) 985-0794
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Forward Looking Statements
SIGNATURES

Item 7.01 Regulation FD Disclosure.
Impact of Recent Hurricanes in Gulf of Mexico. Based on limited information from some of the operators of wells in which Marine Petroleum Trust (Marine) has an overriding royalty interest, at least ten (10) platforms subject to Marine’s interest were lost as a result of Hurricane Katrina. These platforms represented 34 wells that produced (based on Marine’s latest production data) approximately 86 mcf of natural gas per day and 15 barrels of oil per day, which represents 10% of Marine’s natural gas production and 11% of Marine’s oil production based on Marine’s average daily production for the year ended June 30, 2005. Marine currently believes that the reserves subject to some of these wells may not be recoverable in the future. However, the complete impact of Hurricane Katrina on Marine’s reserves, production and revenues has not been completely determined.
Marine has also been advised by certain operators that various other wells subject to Marine’s overriding royalty interest were shut-in in anticipation of Hurricane Katrina and Hurricane Rita. Marine does not yet know if these wells are back online or the impact that these shut-ins will have on Marine’s future production from these wells. Furthermore, production may be slow in coming back online due to damage to pipelines, barge terminals and other onshore support facilities.
In addition, Marine owns a 32.6% equity interest in Tidelands Royalty Trust “B” (Tidelands), a separate Texas trust that was also impacted by the recent hurricane activity in the Gulf of Mexico. For more information on the impact of the recent hurricanes on the properties subject to Tidelands’ interests, please see the Form 8-K filed by Tidelands on October 21, 2005 as well as Tidelands’ future public filings.
Marine cannot project either net income or distributable net income in the future. However, unitholders should expect to receive a reduction in cash distributions during 2006.
Marine’s only activities are the collection and distribution of revenues from overriding royalties on certain oil and natural gas leases in the Gulf of Mexico. The leasehold working interests that are subject to the rights held by Marine are owned, in most cases, in whole or in part by Chevron Corporation, or other oil and natural gas exploration and production companies. Various information such as reserves, availability of oil and natural gas, average production cost (lifting cost) per unit, undeveloped acreage, net wells and net acres, with respect to the particular leases subject to Marine’s interests, lies solely within the knowledge of these concerns. Engineering data, if any, regarding these leaseholds would have been compiled principally by or for the working interest owners of these leaseholds. In the past, Marine has asked for such information and was told it is not entitled to receive such information. As a result, it is difficult for Marine to obtain information relating to the impact of Hurricane Katrina and Hurricane Rita.
In accordance with General Instruction B.2. of Form 8-K, the information contained herein shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Forward Looking Statements
In this release, our use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terminology is intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in filings made by Marine with the Securities and Exchange Commission, which can be obtained at its Web site at www.sec.gov. Except for any obligation to disclose material information under Federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE PETROLEUM TRUST
Date: October 21, 2005	By:	BANK OF AMERICA, N.A.
in its capacity as trustee of Marine
Petroleum Trust and not in its individual capacity or otherwise

		By:	/s/ RON E. HOOPER
Ron E. Hooper
Senior Vice President